SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-EDGEWATER TECHNOLOGY, INC.

          GAMCO ASSET MANAGEMENT INC.
                       6/15/07          110,000             7.0668
                       6/15/07           48,600             7.0505
                       6/13/07              500-            7.7900
          GABELLI ADVISERS, INC.
                       6/15/07           25,000             7.0500
           GABELLI FUNDS, LLC.
               GABELLI SMALL CAP GROWTH FUND
                       6/15/07          120,000             7.0500

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.